UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 15, 2003



                         Spectrum Organic Products, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        California                  333-22997                   94-3076294
 ----------------------       ----------------------       -------------------
(State of incorporation)     (Commission File Number)     (IRS Employer ID No.)





                       5341 Old Redwood Highway, Suite 400
                               Petaluma, CA 94954
                     --------------------------------------
                    (Address of Principal Executive Offices)


                                 (707) 778-8900
                          -----------------------------
                         (Registrant's telephone number)

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ITEM 4. Changes in Registrant's Certifying Accountant

On April 15, 2003 Spectrum Organic Products, Inc. ("the Company") notified BDO Seidman, LLP ("BDO") that it would be dismissing BDO and appointing a new independent certifying accountant for the current fiscal year. The Company's Audit Committee of the Board of Directors recommended the dismissal of BDO to the Company's Board of Directors, which approved the recommendation.

During the three fiscal years of the Company ended December 31, 2000, 2001 and 2002 and the subsequent interim period preceding the Company's notification to BDO of its intention to dismiss BDO, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports. There were also no reportable events described under Item 304(a)(l)(v) of Regulation S-K.

The audit reports of BDO on the financial statements of the Company as of and for the fiscal years ended December 31, 2000, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.



ITEM 7. Financial Statements and Exhibits

(c) Exhibits:

     16.01 Letter from BDO Seidman, LLP regarding the change in the Company's independent certifying accountant.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 18, 2003                       Spectrum Organic Products, Inc.


                                            /s/  Robert B. Fowles
                                            -----------------------------------
                                                 Robert B. Fowles
                                                 Duly Authorized Officer &
                                                 Chief Financial Officer

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